SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            April 1, 2016

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Mt. Pleasant St. NW, North Canton, Ohio 44720-5450

(Address of Principal Executive Offices)    (Zip Code)

(234) 262-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Timken Company (“Timken”) recently received approximately $48 million (pre-tax) under the U.S. Continued Dumping and Subsidy Offset Act (“CDSOA”).

CDSOA provides for distribution of monies collected by U.S. Customs and Border Protection (“U.S. Customs”) on entries of merchandise subject to antidumping duty orders that entered the U.S. prior to October 1, 2007 to qualifying domestic producers where the domestic producers have continued to invest in their technology, equipment and people.

CDSOA has been the subject of significant litigation since 2002, and U.S. Customs has withheld CDSOA distributions in recent years while litigation was ongoing. In recent months, much of the CDSOA litigation that involves antidumping duty orders where Timken is a qualifying domestic producer has concluded. The recent distribution received by Timken represents funds that would have been distributed to Timken at the end of calendar years 2011 to 2015.

Since there continue to be legal challenges related to CDSOA, U.S. Customs has advised all affected domestic producers that it is possible that CDSOA distributions could be subject to clawback. At this time, Timken believes the likelihood of clawback is remote.

This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/s/ William R. Burkhart
William R. Burkhart Executive Vice President, General Counsel and Secretary

Date: April 4, 2016

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